Exhibit 10.4

BAIL COMMERCIAL

ENTRE LES SOUSSIGNES :

La "Caisse Autonome de Retraite des Médecins de France", par abréviation CARMF, Organisme d'Administration et de Gestion de la Sécurité Sociale, dont le siège est à Paris (75017) 46 rue Saint Ferdinand, identifiée au SIREN sous le numéro 775 691 215.
Ladite Caisse instituée par le décret du 19 juillet 1948, pris en exécution de la loi du 17 janvier 1948 et dont les statuts ont été approuvés par arrêté ministériel du 24 novembre 1948.
Les statuts de ladite Caisse ont été approuvés par arrêté, modifiés depuis lors, du Ministre du Travail et de la Sécurité Sociale du 29 octobre 1948.

Représentée par Madame Marie AYMARD-LEFAURE, dûment habilité aux fins des présentes,

Ci-après désignée « le Bailleur »

D'UNE PART

ET

La Société SINORAMA VOYAGES, société à responsabilité limitée, immatriculée au RCS de Paris sous le numéro 539 982 512, dont le siège social est au 121 avenue des champs Elysées à Paris 8ème, représentée par Monsieur ZHAO.

Ci-après dénommé « Le Preneur »

D'AUTRE PART

Il A ETE PREALABLEMENT EXPOSE CE QUI SUIT :

Il A ETE EXPOSE ET CONVENU CE QUI SUIT :

Le présent acte sera divisé en deux parties qui forment un tout indivisible :

Première partie : CONDITIONS GENERALES

Deuxième partie : CONDITIONS PARTICULIERES

Etant précisé qu'en cas de contradiction dans la suite des présentes entre les deux parties, les conditions particulières prévaudront sur les conditions générales.

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CONDITIONS GENERALES

Par les présentes, le Bailleur donne à bail à loyer à titre commercial au Preneur, sous le régime du statut des baux commerciaux, sous réserve que le Preneur en remplisse les conditions, tel qu'il résulte des dispositions des articles L. 145-1 et suivants et D. 145-1 et suivants du code de commerce ainsi que des dispositions résiduelles non abrogées et non codifiées du décret n° 53-960 du 30 Septembre 1953, ainsi que des textes subséquents, les droits et biens ci-après désignés.

Outre les conditions ci-après stipulées, le Preneur s'engage à respecter toutes les obligations et formalités édictées par les lois et règlements, ainsi que les stipulations des règlements applicables à l'immeuble (règlement de copropriété, règlement intérieur, cahier des charges applicable à l'ensemble immobilier, etc), lesquelles, de convention expresse, seront considérées comme faisant partie intégrante des présentes Conditions Générales et assorties des mêmes sanctions.

Il est encore précisé que le rappel ou le visa, dans le texte du présent bail, d'articles de lois ou règlements régissant le statut des baux commerciaux ne saurait valoir reconnaissance par le Bailleur de l'applicabilité dudit statut au présent bail et que le Preneur ne pourra se prévaloir dudit statut que s'il en remplit toutes les conditions.

CHAPITRE I – DESCRIPTION, DESTINATION, DUREE

ARTICLE 1 – DESIGNATION

Les locaux objets des présentes sont désignés aux conditions particulières.

Le Preneur déclare connaître parfaitement l'immeuble et les locaux loués pour les avoir soit visités, soit précédemment occupés, les accepter dans l'état où ils se trouvent et tels qu'ils s'étendent et se comportent, et vouloir faire son affaire de l'éventuelle mise en conformité desdits locaux et/ou de leur adaptation à son activité, le Bailleur ne garantissant que leur affectation commerciale générale.

Le Preneur accepte les locaux objets du présent bail dans l'état où ils se trouvent au moment de l'entrée en jouissance.

Aucune erreur dans la désignation, dans la consistance ou dans la superficie des lieux loués ne pourra justifier une augmentation ou diminution de loyer ou une indemnité de part ou d'autre.

Le Preneur ne pourra exiger du Bailleur aucuns travaux d' aménagement, de remise en état, de réfection ou de réparation de quelque nature que ce soit, ni aucune mise aux normes même pour l'exercice de son activité, ni aucune réduction de loyer ou indemnité de ce chef que ce soit à l'entrée dans les locaux ou en cours de bail ou de ses prorogations, reconductions ou renouvellements,

De même, le Preneur ne pourra formuler aucune réclamation du fait de constructions ou d'aménagements quelconques susceptibles de modifier ultérieurement les vues et l'environnement des locaux loués.

ARTICLE 2 - ETAT DES LIEUX D'ENTREE

Un état des lieux sera établi contradictoirement par les parties à l'entrée du Preneur. Il pourra être effectué par huissier si l'une des parties le souhaite. Dans tous les cas il sera réalisé aux frais du Preneur. Il en est de même en cas d'établissement d'un pré état des lieux d'entrée.

Au cas où, pour une raison quelconque, cet état des lieux ne serait pas dressé et notamment si le Preneur faisait défaut, les locaux seront considérés comme ayant été loués en parfait état d'entretien et de réparation de toute nature.

ARTICLE 3 - DESTINATION - INDIVISIBILITE

Le Preneur devra utiliser les locaux, objet des présentes, à l'usage exclusif précisé ci-après aux Conditions Particulières, paisiblement et conformément aux articles 1728 et 1729 du Code Civil.

3.1 - Maintien de la destination contractuelle

Pendant toute la durée du bail, le Preneur sera tenu de conserver aux locaux loués la destination contractuelle convenue à l'exclusion de toute autre de quelque nature qu'elle soit.

Il maintiendra lesdits locaux en état permanent d'exploitation effective et normale selon la destination convenue.

Le Preneur s'interdit de faire dans les locaux à usage de bureaux tous actes de production industrielle ou artisanale ou de vente achalandée en gros ou en détail, ainsi que toute vente aux enchères.

Dans les locaux à usage industriel (activités, entrepôt), le preneur a la faculté de faire tous actes de production industrielle ou artisanale et s'interdit de faire toute vente achalandée en gros ou en détail ainsi que toute vente aux enchères.

3.2 - Indivisibilité

Les parties conviennent expressément que les locaux loués forment un tout unique et indivisible.

ARTICLE 4 – DUREE

Le présent bail est consenti et accepté pour une durée précisée à l'article 28 des Conditions Particulières.

Sauf convention contraire prévue aux Conditions Particulières, le Preneur pourra faire cesser le présent bail à l'expiration de chaque période triennale, à charge pour lui de délivrer congé au Bailleur par acte extrajudiciaire au moins six mois à l'avance.

Le Bailleur aura la même faculté dans les cas prévus aux articles L.145-18, L.145-21 et L.145-24 du code de commerce.

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CHAPITRE II – LOYER, CHARGES ET ACCESSOIRES

ARTICLE 5 - LOYER INITIAL

Le présent bail est consenti et accepté moyennant un loyer principal annuel hors charges et hors taxes fixé aux conditions particulières.

Audit loyer, s'ajoutera la TVA ou la contribution sur les revenus locatifs au taux en vigueur et/ou tout autre droit ou taxe qui leur serait substitué(e) ou ajouté(e), outre les impôts et taxes définis ci-après, de manière que le loyer reste net et franc de tous impôts, droits, taxes, charges et frais pour le Bailleur.

ARTICLE 6 - INDEXATION DU LOYER

De plein droit, le loyer évoluera, à la hausse, tous les ans à la date anniversaire de la prise d'effet du bail proportionnellement aux variations de l'Indice National du coût de la Construction publié par l'Institut National de la Statistique et des Etudes Economiques, base 100 au 4ème trimestre 1953.

Pour la première année, l'indice fixé à l'article 30 des Conditions Particulières sera comparé à l'indice du même trimestre de l'année suivante.

Pour les années ultérieures, seront comparés l'indice retenu lors de la réévaluation précédente et l'indice du même trimestre de l'année suivante.

Si l'indice choisi pour l'indexation annuelle cessait d'être publié, cette indexation serait faite en prenant pour base soit l'indice légal de remplacement, soit un nouvel indice choisi d'un commun accord entre les parties. A défaut d'accord, les parties s'engagent à s'en remettre à la décision de l'expert judiciaire désigné par ordonnance de Monsieur le Président du Tribunal de Grande Instance de PARIS sur requête de la partie la plus diligente et à frais partagés.

Cette indexation conventionnelle du loyer constitue une condition essentielle et déterminante du présent bail, sans laquelle il n'aurait pas été consenti.

En outre, la révision légale actuellement prévue par l'article L145-38 du Code de Commerce demeure toujours applicable.

ARTICLE 7 – LOYER DE RENOUVELLEMENT

En cas de renouvellement du présent bail, le loyer du nouveau bail sera, à défaut d'accord amiable, fixé à la valeur locative marché des lieux loués à la date d'effet du renouvellement calculée par rapport au prix des nouvelles locations de locaux de même type et en tenant compte des éventuels aménagements et améliorations apportés par le preneur aux lieux loués, le tout, de convention expresse, par dérogation aux articles L. 145-33 et L. 145-34 du code de commerce et 23 et suivants du décret du 30 septembre 1953.

A défaut d'accord entre les parties sur le montant du nouveau loyer, celles-ci s'engagent d'ores et déjà à s'en remettre sans aucun recours possible à l'avis d'un expert désigné par Monsieur le Président du Tribunal de grande instance de Paris saisi à la requête de la plus diligente d'entre elles, qui sera rendu dans les trois mois de sa saisine et dont les frais et honoraires seront partagés par moitié entre les parties.

ARTICLE 8 – CHARGES ET ACCESSOIRES DU LOYER

La répartition des charges définies au présent article se fera au prorata soit de la surface louée, soit des tantièmes de copropriété. Si le Preneur occupe partie d'un lot de copropriété, la quote-part des charges afférentes aux locaux loués sera déterminée au prorata des tantièmes occupés, parties privatives et parties communes comprises.

8.1 - Charges

Le Bail étant considéré comme net de toutes charges pour le Bailleur, le Preneur devra, rembourser au Bailleur, en sus du loyer la quote-part des charges afférentes à l'Immeuble et/ou de l'Ensemble Immobilier, et notamment :

- les frais de nettoyage, d'entretien et de maintenance,
- les frais d'entretien, de réparation et de renouvellement du petit matériel et de l'outillage nécessaires à la gestion et l'exploitation,
- les frais d'acquisition et de renouvellement de la décoration végétale ou de petit mobilier, ainsi que les frais d'entretien des espaces verts intérieurs et extérieurs,
- les frais d'entretien, de maintenance, de contrôle, de réparation et/ou de remplacement des appareils de levage, de l'ensemble des installations techniques de climatisation, chauffage, renouvellement d'air, d'électricité (y compris de secours ou sécurisée), contrôle d'accès, gestion technique centralisée, etc. et plus généralement de tous équipements,
- d'une façon générale, les réparations de toute nature relevant des articles 605 du Code civil, en ce compris le ravalement même s'il résulte de prescriptions de l'administration et celles dues à la vétusté, le Preneur renonçant au bénéfice de l'article 1755 du Code civil,
- tous travaux de sécurité et/ou de mise en conformité avec toute réglementation et/ou législation de quelque nature que ce soit, actuelle ou future, notamment en matière de sécurité, d'hygiène, de conditions de travail, performance énergétique et d'environnement, notamment ceux prescrits par les administrations compétentes,
- les frais d'élimination et de tri des déchets communs,
- les dépenses, y compris charges sociales et charges annexes, du personnel, et notamment au gardiennage, au nettoyage, à la sécurité ou à la maintenance des installations ou les frais entraînés par le recours à des entreprises extérieures à ces différents titres,
- toutes les dépenses de fonctionnement des services généraux,
- les charges d'accueil, de courrier, de téléphone, de décoration et de gestion des parties communes,
- les frais de consommation d'éclairage, d'eau, de chauffage, de climatisation, de ventilation des parties communes, et plus généralement toute consommation de fluides, quels qu'ils soient, tous les frais liés à la maintenance et aux

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consommations des appareils de production d'énergie, ainsi que toutes dépenses concourant à la gestion environnementale et aux économies d'énergie,

- les frais d'entretien et de maintenance liés à la conservation de la qualité sanitaire de l'eau,
- les primes des polices d'assurances visées à l'article 13 ci-dessous et surprimes éventuelles acquittées pour les Locaux,
- les honoraires de gestion des mandataires du Bailleur ou de l'administrateur de biens chargé de la gestion locative et technique, qui devront être conformes aux usages du marché,
- la quote-part de toutes charges qui seraient facturées au Bailleur, dans l'hypothèse où la gestion serait confiée à une ou plusieurs entités distinctes, du type syndic, AFUL, ASL ou toute autre organisation, de même que les honoraires de gestion de celle(s)-ci.

Par ailleurs, dans le cas où le Preneur utiliserait de façon régulière les Locaux avec une amplitude horaire significativement plus large ou différente des horaires d'ouverture de l'Immeuble et/ou de l'Ensemble Immobilier, le Bailleur serait en droit de majorer la quote-part des charges du Preneur, afin de tenir compte des surcoûts induits par cette utilisation particulière et de ne pas pénaliser les autres locataires.

8.2 - Contribution, Impôts et Taxes

Le Preneur acquittera ses contributions personnelles, taxes professionnelles, taxes locatives et autres de toute nature relatives à son commerce et auxquelles les locataires sont ou pourront être assujettis de sorte que le Bailleur ne soit jamais recherché à ce sujet.

Il devra rembourser en outre au Bailleur la taxe foncière, la taxe d'enlèvement des ordures ménagères, la taxe de balayage, la taxe annuelle sur les bureaux, les locaux commerciaux et de stockage en île de France et toutes nouvelles contributions, taxes municipales ou autres.

A ce titre le Bailleur effectuera un appel de provisions trimestrielles majorées de la TVA au taux en vigueur à verser par le Preneur au titre de la taxe foncière et la taxe d'enlèvement des ordures ménagères.

Plus généralement, le Preneur remboursera au Bailleur tous les impôts et taxes relatifs à l'immeuble, présents ou futurs, le tout de sorte que le loyer perçu par le Bailleur soit net de toutes charges fiscales.

ARTICLE 9 - MODALITES DE REGLEMENT

Le Preneur s'oblige à payer au domicile du Bailleur ou de son mandataire le loyer et les charges, taxes et accessoires en quatre termes de paiement et d'avance les 1er Janvier, 1er Avril, 1er Juillet et 1er Octobre de chaque année.

Les charges et accessoires lui seront facturés sous forme d'appel de provisions trimestrielles et donneront lieu à une régularisation annuelle majorée de la TVA au taux en vigueur.

Afin de faciliter le recouvrement par le Bailleur ou son mandataire des loyers et de toutes sommes dues par le Preneur au titre du présent bail, le Preneur procèdera à un virement sur le compte du Bailleur, dont le RIB lui a été remis à la signature des présentes.

ARTICLE 10 - DEPÔT DE GARANTIE

Il est versé à la signature des présentes, une somme représentant le quart du loyer annuel toutes taxes comprises, à titre de garantie de l'exécution de toutes les charges et conditions du bail par le Preneur.

Cette somme sera remboursée au Preneur à l'expiration du bail, sous réserve de ce qui est stipulé ci-après ainsi qu'à l'article 18 des Conditions Générales, après déduction de toutes sommes pouvant être dues par ce dernier à quelque titre que ce soit, également à titre indemnitaire.

Le Bailleur remboursera au Preneur le dépôt de garantie suivant solde de compte provisoire, déduction faite d'éventuelles provisions complémentaires pour charges, impôts et taxes non encore arrêtés.

Le Bailleur établira un solde de compte définitif sur la base des dépenses réelles.

Dans le cas de résiliation du présent bail par suite d'inexécution de ses conditions pour une cause imputable au Preneur, le dépôt de garantie restera acquis au Bailleur à titre de dommages et intérêts sans préjudice de tous autres, des loyers échus ou à échoir, et de toutes autres sommes dues par le Preneur.

En cas de révision ou de variation du prix du loyer, ce dépôt de garantie sera réajusté proportionnellement au nouveau loyer afin de le maintenir au quart du loyer annuel toutes taxes comprises.

Pendant le cours du bail, le Bailleur aura le droit de prélever sans formalité sur le dépôt de garantie le montant des loyers échus et de toutes sommes exigibles à un titre quelconque. Il pourra y imputer en priorité, par dérogation à l'article 1253 du code civil et nonobstant toute imputation contraire par le preneur, le paiement des pénalités, intérêts et frais afférents aux sommes impayées, puis celui des arriérés les plus anciens de charges, taxes et accessoires d'abord, de loyers ensuite, dus par le Preneur. Dans tous les cas, le Preneur sera tenu de compléter ou reconstituer à première demande, et sous quinze jours au plus tard, le dépôt de garantie pour le maintenir toujours égal à trois mois de loyer toutes taxes comprises.

La compensation étant, en tant que de besoin, expressément convenue, le Bailleur exercera ainsi sur les sommes gagées à son profit toutes les prérogatives y attachées en conformité des articles 2333 et suivants du Code civil.

Par dérogation aux dispositions de l'article 2341 alinéa 1 du Code civil, le Bailleur ne sera pas tenu d'individualiser le dépôt de garantie.

Enfin, contrairement aux dispositions de l'article 2345 du Code civil, le dépôt de garantie ne portera pas d'intérêts susceptibles de s'imputer sur les sommes dues par le Preneur au Bailleur.

ARTICLE 11 – RETARDS DE PAIEMENT

En cas de non-paiement à échéance exacte de toute somme due par le preneur en vertu du présent bail, le Preneur sera de plein droit débiteur envers le Bailleur d'une majoration forfaitaire de 10% des sommes exigibles, le tout augmenté d'un intérêt conventionnel calculé au taux

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mensuel du marché monétaire de 3 points (T4M+3), tout mois commencé étant dû.

En outre, tous frais de commandements ou de sommations exposés par le Bailleur pour contraindre le Preneur à exécuter ses obligations seront à la charge du Preneur.

CHAPITRE III – AUTRES CLAUSES ET CONDITIONS

ARTICLE 12 - CONDITIONS GENERALES DE JOUISSANCE

12.1 - Garnissement des locaux

Le Preneur s'engage à tenir les locaux loués constamment garnis, pendant toute la durée du bail, de meubles et matériels en qualité et valeur suffisantes pour répondre du paiement des loyers, charges et accessoires et de l'exécution des conditions et charges du présent bail. Le Bailleur se réserve le droit de vérifier sur place ledit garnissement.

En cas de sinistre, les sommes qui seraient dues au Preneur par la ou les Compagnie d'Assurances formeront la garantie du Bailleur au lieu et place du matériel et des objets et effets mobiliers, jusqu'à leur remplacement. A cet effet, les présentes valent transport en garantie au Bailleur de toutes indemnités d'assurances jusqu'à concurrence des sommes qui lui seraient dues, tous pouvoirs étant donnés au porteur de l'original des présentes pour faire signifier le transport à qui besoin sera.

12.2 - Respect des règlements de l'immeuble

Le Preneur devra respecter les charges et conditions du règlement intérieur et/ou de copropriété, du règlement de jouissance, du cahier des charges ou de tout document régissant l'ensemble immobilier, ainsi que celles imposées par le Syndicat des copropriétaires ou tout autre organisme créé éventuellement entre propriétaires et/ou occupants de l'immeuble et/ou des immeubles voisins s'il en existe. Il se conformera à toutes modifications que le Bailleur pourra être amené à leur apporter dans le futur.

Le Preneur déclare avoir pris connaissance et accepter les règlements s'appliquant à l'immeuble, notamment ceux concernant ses conditions d'accès (horaires, jours de fermeture…).

Le Preneur ne pourra rien déposer ni laisser séjourner dans les parties communes de l'immeuble qui devront toujours rester libres d'accès.

Le Preneur s'interdit d'introduire dans les locaux loués des matières inflammables, explosives ou dangereuses pour la sécurité de l'immeuble, d'utiliser le gaz sous quelque forme que ce soit.

Le Bailleur ne garantit pas la température des locaux desservis par la ou les installations de chauffage et/ou de climatisation pouvant exister dans les locaux loués. Le Preneur ne pourra faire aucune réclamation de ce chef.

Il en sera de même en cas de suppression temporaire ou réduction de Services Collectifs tels que l'eau, l'électricité, le téléphone, le chauffage etc... par suite d'entretien, réparation, remplacement, défaut d'approvisionnement ou coupure, panne, grèves ou toutes autres causes et ce quel qu'en soit la durée.

S'il existe un restaurant inter-entreprise au sein de l'ensemble immobilier dont dépendent les locaux loués, le preneur devra obligatoirement y adhérer et régler à bonne date la cotisation prévue à ce titre.

12.3- Enseignes, antennes et paraboles

Le Preneur ne pourra poser ni enseigne, plaque, logos, autocollants, antenne ou parabole, stores, volets ou films réfléchissants, signalisation lumineuse et, en général, aucune installation quelconque modifiant l'aspect extérieur de l'immeuble dans les parties privatives et communes sans l'accord préalable et écrit du Bailleur ou de la copropriété.

En cas de non-respect de cette condition par le Preneur, le Bailleur sera en droit d'exiger, aux frais du Preneur, la remise en l'état antérieur ou même de faire effectuer ces travaux par une entreprise agréée par lui.

Le Preneur sera en tout état de cause tenu en fin de bail de procéder à la dépose et à la remise en l'état antérieur.

De plus, le Preneur fera son affaire personnelle des autorisations nécessaires exigées, des taxes qui pourraient être dues et des assurances nécessaires de ce fait, de sorte que le Bailleur ne soit jamais inquiété ni recherché à ce sujet.

Il devra maintenir ces installations en bon état, et il sera seul responsable des accidents que leur existence pourrait causer.

12.4 - Troubles de voisinage

Le Preneur prendra toutes les précautions nécessaires pour que l'exercice de son commerce et de ses activités ne puisse nuire en quoi que ce soit à l'entretien, à la tranquillité, au bon aspect et à la bonne tenue de l'immeuble et assumera toute responsabilité à ce sujet.

Il s'interdit d'avoir dans les locaux loués un appareil bruyant, dangereux, ni incommodant et d'avoir un animal, même domestique, qui puisse être nuisible ou désagréable aux voisins. Aucune émanation malodorante ne devra provenir de ses locaux.

En cas d'utilisation d'instruments ou appareils pouvant produire des troubles pour la réception des ondes chez les voisins, le Preneur devra y porter rapidement remède afin que le Bailleur ne puisse être inquiété à ce sujet.

12.5 – Parkings et Aires de circulation

Le Preneur ne pourra apporter aucune modification aux emplacements de stationnement sauf y apposer une signalisation après accord du Bailleur.
Il utilisera ses emplacements pour y garer des véhicules à l'exclusion de toute autre utilisation (réparation, lavage, dépôt d'objets…), et devra en permanence les maintenir en parfait état de sécurité et de propreté.

Le Bailleur ne sera en aucun cas et à aucun titre responsable de vols, dégradations, accidents, dont le Preneur pourrait être victime directement ou indirectement, s'agissant des véhicules (et de leur contenu) pouvant lui appartenir ou pouvant appartenir à son personnel ou à sa clientèle, s'il y a lieu. Le Preneur déclare à cet effet renoncer et obliger son assureur à renoncer à tous recours contre le Bailleur.

13 – TRAVAUX

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13.1 - Travaux à l'initiative du preneur

Avant l'entrée dans les locaux comme pendant le cours du bail, le Preneur ne pourra effectuer dans les locaux loués des travaux qui puissent changer la destination de l'immeuble ou nuire à sa solidité. De même, il ne pourra faire supporter aux planchers une charge supérieure à leur résistance sous peine d'être responsable de tous désordres ou accidents.

Il ne pourra faire dans lesdits locaux, aucun percement de murs ni de planchers, ni de dallage, ni de revêtements durs de sols, aucune démolition, aucun changement de distribution, aucune installation de machinerie, quelle qu'en soit la source d'énergie, sans le consentement exprès, préalable et écrit du Bailleur.

Si l'autorisation est donnée, les travaux devront être effectués aux frais, risques et périls exclusifs du Preneur conformément aux normes en vigueur et sous la surveillance d'un Architecte ou d'un Bureau d'Etudes désigné par le Bailleur et dont les honoraires seront supportés par le Preneur.

Le Preneur s'oblige, avant toute intervention d'entreprises dans les lieux loués, à respecter et à s'assurer du respect par les intervenants de toutes réglementations, notamment en matière d'amiante.

Le Preneur fera son affaire personnelle et exclusive de toutes réclamations susceptibles d'en découler et garantir le Bailleur de tous éventuels recours ou réclamations.

13. 2 - Travaux à l'initiative du Bailleur

Le Preneur devra souffrir tous travaux notamment de modification, reconstruction, surélévation, agrandissement, amélioration et autres, que le Bailleur jugerait nécessaires de faire exécuter en cours de bail sur l'immeuble ou dans les locaux loués même si ceux-ci deviennent temporairement inaccessibles, sans pouvoir prétendre à aucune indemnité, ni diminution de loyer, quelles qu'en soient la nature et la durée, même si cette dernière devait excéder quarante jours.

Le Preneur devra faciliter tout accès que nécessiterait la recherche et la réparation de fuites ou de désordres dans le gros œuvre. Il supportera les dépenses qu'entraînerait cet accès et qui affecteraient ses propres aménagements et notamment la pose et la repose des coffrages.

13.3 - Travaux à l'initiative de tiers

Le Preneur supportera sans indemnité de la part du Bailleur tous travaux qui seraient exécutés dans l'immeuble ou sur la voie publique, alors même qu'il en résulterait une gêne pour son exploitation même si cette dernière devait excéder quarante jours.

13.4 – Travaux dus par le Preneur

<u>13.4.1 – Dispositions générales</u>

Le Preneur jouira des lieux loués en bon père de famille et les entretiendra en permanence ainsi que leurs équipements et installations en parfait état, Il effectuera en outre à ses frais, pendant toute la durée du présent bail, tous travaux de réparations, réfections, remplacements, y compris ceux relevant de l'article 606 du Code Civil, ou mises aux normes, de quelque nature ou importance qu'ils soient, qui seraient nécessaires ou utiles, au fur et à mesure qu'ils le seront, sans aucune exception ni réserve, y compris ceux qui seraient dus à la vétusté, à la force majeure ou qui seraient imposés par l'administration, par les lois ou les règlements.

Le Preneur renonce expressément à toute garantie et à toute indemnisation de la part du bailleur du fait des vices ou défauts de toute nature, même dus à la vétusté ou à la force majeure, pouvant affecter directement ou indirectement les locaux loués ou l'immeuble dans lequel il se trouve.

Il devra notamment, sans que cette liste soit limitative :

- entretenir et remplacer si nécessaire tous les équipements spécifiques (climatisation, ventilation, installations électriques, téléphone...) conformément aux normes en vigueur et les rendre en parfait état d'utilisation,
- effectuer à ses frais tout remplacement de compteur et toute modification de branchement ou d'installation pouvant être exigés par tout concessionnaire ou compagnie distributrice,
- entretenir er remplacer si nécessaire les fermetures, volets, rideaux de fermeture et les rendre en parfait état de propreté, entretien et fonctionnement.
- entretenir et remplacer si nécessaire les revêtements de sol et remédier à l'apparition de tâches, brûlures, déchirures ou toute dégradation en général.
- entretenir les peintures et revêtements de mur ou cloisons en procédant à leur réfection chaque fois que nécessaire.
- entretenir ou assumer la réfection lui-même si l'immeuble lui est loué en totalité, ou, s'il n'en loue qu'une partie rembourser au bailleur sa quote-part de l'entretien ou de la réfection des façades de l'immeuble.

Il remboursera de même au Bailleur le coût de tous travaux de quelque nature ou importance qu'ils soient, y compris de réfection ou remplacement, qui seraient effectués dans les parties communes de l'immeuble ou de l'ensemble immobilier, ou encore qui seraient effectués par le Bailleur aux lieux et place du Preneur pour pallier la carence de celui-ci.

Le Preneur répondra de toutes les détériorations survenant par suite d'abus de jouissance soit de son fait, soit du fait d'un tiers. Il ne devra, en aucun cas, rien faire ou laisser faire qui puisse détériorer les locaux et il devra prévenir immédiatement le Bailleur de toute dégradation ou détérioration qui viendrait à se produire dans les locaux loués.

<u>13.4.2 - Travaux prescrits par l'Administration, les lois ou les règlements</u>

Le Preneur fera son affaire personnelle pendant toute la durée du bail de la mise en conformité des locaux et de leur maintien permanent en conformité à toutes les réglementations administratives et de police applicables existantes et à venir, tant auxdits locaux qu'à l'activité qui y sera exercée, et notamment à la réglementation gouvernant les établissements recevant du public et ou les Immeubles de Grande Hauteur qui lui serait applicable.

Il se chargera également d'obtenir les autorisations prescrites par les textes en vigueur et à venir pour l'exercice de son activité dans les locaux loués.

Il se conformera à toutes les recommandations et injonctions émanant de l'Inspection du Travail, des Commissions d'Hygiène et de Sécurité et plus

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généralement de tous les Services Administratifs concernés de sorte que le Bailleur ne puisse être inquiété, ni même recherché à ce sujet.

Il est également convenu qu'au cas où l'Administration ou quelque autorité que ce soit, viendrait à exiger à un moment quelconque une modification des locaux objet du présent bail du fait de l'activité du Preneur, et même si cette exigence est constitutive d'un cas de force majeure, tous les frais et conséquences de ces modifications, aménagements et adaptations seront intégralement supportés par le Preneur qui s'y oblige. Ces travaux devront être réalisés dans les délais prescrits de telle sorte que la responsabilité du Bailleur ne puisse être recherchée à quelque titre que ce soit.

Ces travaux quelle qu'en soit la nature devront, à peine de résiliation, être exécutés dans les conditions prévues à l'article 13 des présentes.

En cas d'expropriation pour cause d'utilité publique de même qu'en cas de cession amiable régularisée dans le cadre d'un projet d'emprise d'intérêt général, le Preneur ne pourra rien réclamer au Bailleur, tous ses droits étant réservés contre la partie expropriante ou le cessionnaire.

13.4.3 - Défaut d'exécution par le preneur des travaux à sa charge

Les travaux effectués ou dus par le Preneur seront soumis au contrôle du Bailleur ou de son représentant.

A défaut d'exécution de tous travaux incombant au Preneur, et après mise en demeure restée infructueuse plus d'un mois, le Bailleur pourra se substituer à ce dernier et les faire réaliser par toutes entreprises de son choix, aux frais exclusifs du Preneur, sans préjudice si bon semble au Bailleur de l'application de la clause résolutoire stipulée ci après, et de tous frais consécutifs à des dommages causés par l'inobservation des dispositions de la présente clause et de ceux exposés pour la procédure.

13.5 - Contrats d'entretien et de maintenance

Afin de garantir l'entretien courant, la sécurité et la pérennité de l'immeuble, le Preneur devra, au choix du Bailleur, soit souscrire et renouveler tous contrats d'entretien et de maintenance des locaux loués et de leurs installations et aménagements et en fournir copie au Bailleur dans le mois de son entrée en jouissance puis chaque année, soit rembourser au Bailleur le coût desdits contrats que celui-ci souscrirait lui-même.

Il devra faire contrôler, annuellement et à ses frais, le bon fonctionnement et la conformité aux normes réglementaires de toutes les installations équipant les locaux, par un organisme agréé par l'Assemblée Plénière des Sociétés d'Assurances contre l'incendie.

Il respectera les prescriptions contenues dans ces rapports et réglera tous les travaux de mise en conformité éventuellement nécessaires.

A défaut de souscription des contrats ci-dessus indiqués dans les délais impartis, le Bailleur pourra, dans les formes ci-dessus stipulées, conclure lui-même lesdits contrats avec les entreprises de son choix et exiger le remboursement de leur coût auprès du Preneur.

13.6 - Amiante

Le Preneur reconnaît avoir reçu, préalablement à ce jour, le dossier technique amiante établi à l'initiative du Bailleur conformément aux lois et règlements en vigueur à la date de conclusion du présent bail.

Dans le cas où il saisirait le Bailleur d'une demande d'autorisation de travaux et où ce dernier la lui accorderait, le Preneur devra exécuter ses travaux, y compris ceux afférents à une éventuelle présence d'amiante ainsi, le cas échéant, qu'à son confinement ou à son retrait, en sa qualité de maître de l'ouvrage sous sa responsabilité et à ses frais exclusifs. Dans une telle hypothèse, il lui appartiendra de veiller scrupuleusement au respect de toutes obligations légales et réglementaires en vigueur, de telle sorte que le Bailleur ne soit jamais inquiété ni recherché.

Dans l'hypothèse où se révèlerait la nécessité de réaliser des travaux de retrait ou le cas échéant de confinement d'amiante dans l'immeuble ou les lieux loués, le Preneur renonce envers le Bailleur à toute demande, notamment indemnitaire, et ce sous quelque forme que ce soit (notamment afin de résolution ou résiliation du bail, diminution de loyer, indemnité ou autre.....) et ce quelle que soient la durée desdits travaux et leur incidence pour le Preneur.

ARTICLE 13.7 - Accession

Tous les travaux, embellissements, améliorations, installations et constructions quelconques faits par le Preneur y, compris ceux qui pourraient être imposés par des dispositions législatives et réglementaires, deviendront, à la fin du présent bail, la propriété du Bailleur sans indemnité et sans préjudice du droit réservé au Bailleur d'exiger au départ du Preneur et à ses frais la remise en l'état initial des locaux pour les travaux qui auraient été autorisés ou non par lui.

Le Preneur s'interdit de démonter ou enlever les aménagements, installations ou améliorations autorisés ou non par le Bailleur sans l'accord de ce dernier.

ARTICLE 13.8 - Restitution des locaux

Un mois avant la fin du bail, le Preneur devra informer le Bailleur par courrier recommandé avec accusé de réception de la date de son déménagement et lui communiquer sa nouvelle adresse.

Préalablement à tout enlèvement, même partiel, des mobiliers et matériels, le Preneur devra avoir acquitté la totalité des termes de loyer et accessoires et justifier par présentation des acquits du paiement des contributions à sa charge, tant pour les années écoulées que pour l'année en cours.

§ 1 – Pré-état des lieux – Etat des lieux

Le Preneur devra, au plus tard le jour de l'expiration du bail, restituer les locaux loués en parfait état.

Le Bailleur pourra procéder à l'établissement d'un pré-état des lieux aux frais du Preneur.

Dans tous les cas, il sera procédé, aux frais du Preneur, à un état des lieux de sortie contradictoire qui, à la demande du Bailleur, pourra être effectué par huissier.

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Cet état des lieux, dont la date sera déterminée d'un commun accord entre les parties se tiendra au plus tard le jour de l'expiration du bail.

§ 2 - Travaux de sortie

Si, au vu de l'état des lieux de sortie, des travaux à la charge du Preneur se révélaient nécessaires, ce dernier devra, dans les quinze jours de la notification qui lui sera faite par le Bailleur des devis ou des estimations de coûts établis, au choix de ce dernier par ses propres services techniques ou par tous prestataires de son choix, donner son accord ou faire connaître ses observations détaillées et justifiées sur lesdits devis ou estimations de coûts.

En cas de silence ou de contestation non justifiée du Preneur avant l'expiration de ce délai, les devis ou estimations de coûts présentés par le Bailleur ne pourront plus être contestés par le Preneur et seront réputés acceptés par lui.

Le Preneur sera tenu de régler au bailleur sans délai une indemnité forfaitaire correspondant au montant des travaux de remise en état.

Cette indemnité sera acquise au bailleur sans que celui-ci soit tenu de réaliser les travaux pour quelque raison que ce soit.

En outre, si ces travaux imposent une immobilisation de l'immeuble au-delà du terme du bail, le Preneur supportera et réglera au Bailleur l'indemnité prévue à l'article 18 ci-après.

ARTICLE 14 - VISITE DES LOCAUX

§1 - Visite pendant le cours du bail

Le Preneur laissera le Bailleur, son représentant, son architecte ou Bureau d'Etude Technique et tous autres entrepreneurs et ouvriers pénétrer dans les locaux loués et les visiter pour constater leur état, toutes les fois que cela paraîtra utile.

Il devra également laisser faire tous travaux jugés utiles en autorisant les ouvriers ayant à effectuer ces travaux à pénétrer dans les locaux loués.

§ 2 - Visite pendant la période de préavis

Le Preneur devra laisser visiter les locaux par le Bailleur, son représentant, ou d'éventuels locataires en cas de résiliation du bail pendant la période de préavis.

Si besoin est, il souffrira l'apposition d'écriteaux et d'affiches destinés à permettre la recherche d'un nouveau locataire aux emplacements convenant au Bailleur.

§ 3 Visite en cas de vente de l'immeuble ou du local loué

Le Preneur devra à tout moment laisser visiter les locaux par le Bailleur, son représentant, ses techniciens ou d'éventuels acquéreurs en cas de vente de l'immeuble ou du local loué. Si besoin est, le Bailleur pourra apposer à tout endroit de son choix, écriteaux, affiches, annonces ou etc... destinés à permettre la recherche de l'acquéreur.

ARTICLE 15 – RISQUES, ASSURANCES ET RECOURS

15.1 - Assurance du Bailleur

Le Bailleur garantira les conséquences pécuniaires de la responsabilité civile qu'il peut encourir en qualité de propriétaire.

Le Bailleur garantira ses biens immobiliers ainsi que tous les aménagements et installations de nature immobilière, dont les locaux sont dotés à la prise d'effet du bail et ce notamment contre les risques d'incendie, explosions, tempêtes et dégâts des eaux.

Par ailleurs, le Preneur remboursera au Bailleur toutes primes d'assurance contractées par le Bailleur. A ce titre, le Preneur s'engage à aviser le Bailleur par lettre recommandée de toute cause de risques aggravants pouvant résulter de l'aménagement de ses locaux ou de son activité ainsi que de toutes modifications qui y seront apportées ultérieurement, et à supporter les primes supplémentaires qui pourraient en résulter pour le Bailleur.

Si l'activité exercée par le Preneur entraînait, soit pour le propriétaire, soit pour les voisins ou colocataires, des surprimes d'assurance, le Preneur devrait rembourser aux intéressés le montant de ces surprimes.

15.2 - Assurance du Preneur

Le Preneur garantira auprès de Compagnies d'Assurances notoirement solvables, les conséquences pécuniaires de la responsabilité civile qu'il peut encourir du fait de ses activités, notamment à l'égard des voisins et des tiers en général.

Il garantira auprès de Compagnies d'Assurances notoirement solvables, ses biens propres et les aménagements qu'il réalisera, contre tous risques assurables et notamment contre les risques d'incendie, explosions et dégâts des eaux.

Il souscrira une garantie perte d'exploitation et bris de glace à compter de l'entrée en jouissance des locaux loués.
Il devra maintenir et renouveler ces assurances, acquitter régulièrement les primes et cotisations et en justifier au bailleur à toute demande de sa part et en tout cas à chaque date anniversaire du bail et pour la première fois, lors de la signature des présentes.

15. 3 - Renonciation à recours

Le Preneur et ses assureurs renoncent à tout recours contre le Bailleur et ses assureurs du fait de la destruction ou détérioration totale ou partielle de tous matériels, objets mobiliers, valeurs quelconques et marchandises du fait de la privation ou trouble de jouissance des locaux loués et même en cas de perte totale ou partielle du fonds de commerce, y compris les éléments incorporels attachés audit fonds.

Le Preneur s'engage à dénoncer cette clause à ses assureurs.

Le Bailleur et ses assureurs renoncent en contrepartie à tous recours qu'ils seraient en droit d'exercer contre le Preneur et ses assureurs en cas de sinistre accidentel couvert par les polices souscrites.

15.4 - Destruction des locaux loués

Par dérogation aux articles 1722 et 1741 du code civil, il est convenu de ce qui suit.

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En cas de destruction totale des lieux loués, ou de tout autre événement affectant les lieux loués ou même une autre partie de l'immeuble et rendant nécessaire l'évacuation totale et quelque soit la durée, le bail sera résilié de plein droit à la demande du bailleur ou du preneur, sans indemnité de part et d'autre.

En cas de destruction partielle ou de tout autre événement affectant les lieux loués ou même une autre partie de l'immeuble et rendant nécessaire l'évacuation temporaire de l'immeuble ou de tout ou partie des lieux loués et ce quelque soit la durée, le bailleur aura seul le droit d'opter entre la poursuite du bail ou sa résiliation sans indemnité de part et d'autre.

Les stipulations qui précèdent s'appliqueront quelle que soit la cause à l'origine de la destruction ou de l'évacuation.

ARTICLE 16 – CESSION

Toute cession ou apport du présent bail est interdite, sauf en totalité à l'acquéreur du fonds de commerce du Preneur ou au bénéficiaire d'une opération d'apport ou de fusion, et sous réserve de la notification prévue à l'article 1690 du code civil.

Toute cession ou apport du présent bail consenti(e) au mépris de l'alinéa précédent et sans l'obtention de l'autorisation préalable du Bailleur qui devra être appelé à concourir à l'acte, entraînerait la résiliation du présent bail de plein droit.

En outre, le Preneur cédant ou apporteur du droit au bail sera garant et co-débiteur solidairement avec son cessionnaire et tous cessionnaires ou bénéficiaires successifs du paiement des loyers et accessoires et, plus généralement de l'exécution des clauses et conditions du bail.

De même, tout cessionnaire ou bénéficiaire du droit au bail sera de plein droit garant et codébiteur solidairement avec le cédant ou l'apporteur du paiement de toute somme due au Bailleur en vertu du présent bail ainsi que de l'exécution de toutes les clauses et conditions de celui-ci.

Les stipulations qui précèdent s'appliquent à tous les cas de mutation du droit de bail sous quelque forme que ce soit notamment en cas d'apport à une société et devront impérativement être reproduites dans l'acte de cession, d'apport ou de fusion.

Dans tous les cas, la cession ou l'apport devra être conclu par acte authentique et le Preneur devra fournir au Bailleur, sans frais pour celui-ci, une copie exécutoire de l'acte de cession, d'apport ou de fusion, dans le mois de sa signature, pour lui servir de titre exécutoire, tant contre le cessionnaire ou bénéficiaire que contre son cédant ou apporteur.

ARTICLE 17 - SOUS-LOCATION, LOCATION GERANCE, DOMICILIATION

Le Preneur ne pourra pas donner son fonds de commerce en location gérance ni se substituer, héberger ou domicilier un tiers dans les lieux loués, même à titre gratuit.

Toute sous-location totale ou partielle est interdite.

ARTICLE 18 - OCCUPATION OU IMMOBILISATION DES LOCAUX APRES CESSATION OU RESILIATION DU BAIL

Au cas où, après cessation ou résiliation du bail, les locaux ne seraient pas restitués au Bailleur à la date exigible, libres de toute occupation et de tout encombrement, l'indemnité d'occupation journalière due par le Preneur ou ses ayants-droit jusqu'à la restitution, sera égale au dernier loyer journalier en principal majoré de 50 % et augmentée des charges et accessoires dus en vertu du présent bail et de la TVA au taux en vigueur.

Cette indemnité restera due au Bailleur après le départ du Preneur pendant la durée nécessaire à la remise des lieux en état conformément au présent bail, si le preneur n'y a pas procédé lui-même avant son départ.

De plus, en pareil cas, le dépôt de garantie restera acquis au Bailleur à titre d'indemnité forfaitaire irréductible et les frais de procédure seront à la charge du Preneur., le tout sans préjudice de tous autres dommages et intérêts.

ARTICLE 19 - MODIFICATIONS JURIDIQUES

La qualité des parties en présence étant une condition déterminante du bail, le Preneur s'engage à notifier au Bailleur toute modification juridique significative dans les meilleurs délais, notamment les changements statutaires (modification de la dénomination, forme et siège social) ou la mise en œuvre d'une procédure collective à son encontre.

En cas de co-preneurs par l'effet du présent bail ou de décès du Preneur, l'obligation des co-preneurs ou héritiers sera réputée indivisible et solidaire tant pour le paiement des loyers et de ses accessoires que pour l'exécution des clauses et conditions du présent bail.

Les héritiers supporteront en outre, et dans les mêmes conditions, les frais de la signification prévue par l'article 877 du Code Civil.

ARTICLE 20 - INSCRIPTIONS

Au cas où le présent contrat viendrait à être l'objet d'inscription de nantissement ou de privilège, le Bailleur devra aussitôt en être avisé par acte extrajudiciaire par le Preneur, et au plus tard dans les quinze jours de l'inscription.

ARTICLE 21 - CLAUSE RESOLUTOIRE

A défaut de paiement à son échéance d'une somme quelconque due en vertu du présent bail, même à titre de pénalité ou de frais de poursuites, ou d'arriérés de loyer du fait d'une révision ou d'une indexation, ou d'indemnité d'occupation, ou en cas d'inexécution de l'une quelconque des clauses du bail, et après un commandement de payer ou d'exécuter resté un mois sans effet, le présent bail sera, si bon semble au Bailleur, résilié de plein droit sans qu'il soit besoin de remplir aucune formalité.

Le Juge des Référés sera compétent, en cas de besoin, pour ordonner l'expulsion du Preneur et le condamner par provision à l'indemnité d'occupation prévue à l'article 18 ci-dessus, le tout sous réserve des autres clauses prévues au présent bail et de tous autres dommages et intérêts.

Dans le cas où le Preneur obtiendrait du juge des délais de grâce pour le règlement d'arriérés de loyers, charges ou autres accessoires, il est dès à présent convenu que la clause résolutoire sera irrévocablement acquise, si bon semble au Bailleur, non seulement en cas de non respect d'une échéance, mais encore en cas de non paiement de loyers, charges et accessoires courants pendant le cours

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des délais ainsi obtenus, et ce sans qu'il soit besoin pour le Bailleur de lui adresser une quelconque mise en demeure préalable, le preneur étant mis en demeure par le seul effet de la signature du présent bail.

ARTICLE 22 - CONDITIONS RESOLUTOIRES OU SUSPENSIVES

Si les Conditions Particulières ci-après énoncées comportent une ou plusieurs conditions suspensives ou résolutoires, celles-ci seront régies par les stipulations générales suivantes.

22.1 - En cas de conditions suspensives, le bail ne prendra effet que sous réserve et à la date de la réalisation, dans le délai convenu, de la dernière d'entre elles, ou de la renonciation expresse, dans le même délai, à tout ou partie des conditions par la partie dans l'intérêt exclusif de laquelle elles auraient été stipulées.

A défaut de réalisation de tout ou partie des conditions, sauf renonciation par la partie bénéficiaire comme il est précisé à l'alinéa précédent, le bail sera rétroactivement réputé nul et de nul effet.

22.2 - En cas de conditions résolutoires, le bail sera de plein droit résolu à l'expiration du délai dans lequel elles devaient s'accomplir, et l'expulsion du Preneur pourra être poursuivie sur simple recours au Président du Tribunal de Grande Instance compétent statuant en référé, sans préjudice de tous dommages et intérêts.

ARTICLE 23 - ASSUJETTISSEMENT A LA TVA

Le Bailleur déclare avoir opté pour l'assujettissement à la TVA de la location consentie, ce qui est accepté par le Preneur. Cette taxe sera à la charge du Preneur, de même que toute autre taxe qui lui serait substituée ou ajoutée.

ARTICLE 24 - ELECTION DE DOMICILE

Pour l'exécution des présentes et leurs suites, le Preneur fait élection de domicile dans les locaux loués et le Bailleur en son siège.

ARTICLE 25 - FRAIS

Tous les frais, droits et honoraires des présentes ainsi que ceux qui en seraient la suite ou la conséquence, seront supportés par le Preneur qui s'y oblige expressément. A ce titre, le Preneur sera redevable du paiement des honoraires de rédaction d'acte dont le montant est fixé à l'article 32 des Conditions Particulières.; ils seront facturés et payables par le Preneur concomitamment à la facturation des premiers loyers et charges.

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CONDITIONS PARTICULIERES

ARTICLE 26 - DESIGNATION

Les locaux loués se composent d'un plateau à usage bureau conformément au plan ci-après annexé **(ANNEXE 1)** faisant partie d'un immeuble en pleine propriété, détenu par le Bailleur, ainsi qu'un parking en sous- sol tels que ci-dessous désignés :

Immeuble :
23/25 rue de Berri 75008 Paris

Bâtiment sur rue : rez-de-chaussée à usage de bureau
Surface indicative des locaux : **125.7 m² quote-part de parties communes incluses.**

Parking : 1 emplacement en sous-sol.

Lots parkings : lots n°230

ARTICLE 27 - DESTINATION DES LOCAUX

Les locaux présentement loués sont destinés à l'usage exclusif de bureau et de parkings.

L'activité du Preneur est la vente de voyages.

ARTICLE 28 – DUREE

Le présent bail est consenti et accepté pour une durée de 9 (neuf) années entières et consécutives qui commencera à courir le 1er Février 2014 **pour se terminer le 31 Janvier 2023.**

Le Preneur pourra faire cesser le présent bail à l'expiration de chaque période triennale, à charge pour lui de délivrer congé au Bailleur par acte extrajudiciaire au moins six mois à l'avance, excepté pour le cas précisé à l'article 29 ci-après.

ARTICLE 29 - LOYER INITIAL

Le loyer annuel est fixé en principal à la somme de **52 794 € HT HC** (cinquante-deux mille sept cent quatre-vingt quatorze euros hors taxes, hors charges), T.V.A. au taux de 20% en sus.

De convention expresse entre les Parties, le Preneur renonce d'ores et déjà à donner congé à l'issue de la première période triennale. Il aura la faculté de donner congé à l'issue de la sixième année.

Le loyer est payable au siège du Bailleur ou à tout autre endroit indiqué par lui par trimestres civils et d'avance les 1er Janvier, 1er Avril, 1er Juillet et 1er Octobre de chaque année et le premier paiement interviendra le 1er Février 2014.

Toutefois, le Bailleur accorde au Preneur une franchise de loyer de 6 mois hors charges et hors taxes, pour la période du 1er février 2014 au 31 Juillet 2014. Le premier loyer sera donc dû au Bailleur le 1er août 2014.

Les charges, les dépenses et les taxes de toute nature seront exigibles dès le 1er Février 2014 *(date de la prise d'effet du bail)*. A ce titre, le Preneur versera à cette dernière date une provision sur charges, prestations, dépenses et taxes locatives égale au prorata de la provision dû en application de l'article 32 ci-dessous.

ARTICLE 30 - INDEXATION DU LOYER

Indice de référence: Indice INSEE du coût de la construction
Du 3ème trimestre 2013
Soit : 1612

ARTICLE 31 - DEPOT DE GARANTIE

Un dépôt de garantie s'élevant au quart du loyer annuel HT, soit la somme de **13 198.50 €** (treize mille cent quatre vingt dix huit euros et cinquante cents), sera versé par le Preneur à la signature des présentes.

En sus du dépôt de garantie, une garantie à première demande s'élevant à 52 794 € (cinquante deux mille sept cent quatre vingt quatorze euros), émanant d'une banque de premier rang et ayant son siège ou une succursale en France, sera remise au Bailleur par le Preneur.

Le montant de cette garantie évoluera en même temps que le loyer, pour correspondre en permanence à un an de loyer HT HC.

Cette garantie à première demande devra être remise au Bailleur dans un délai de trois semaines à compter de la signature du bail sous peine de non conclusion du contrat de location et être valable pendant toute la durée de celui-ci et jusqu'à 3 mois après le départ du Preneur.

Si pour une raison quelconque, la garantie bancaire n'était plus valide, elle devrait être immédiatement remplacée par une nouvelle garantie de même qualité et de même montant.

A l'issue de la première période triennale, le Bailleur s'engage à étudier les derniers bilans du Preneur. En cas d'analyse favorable, le Bailleur pourra décider de la suppression de la garantie. Dans le cas contraire, la garantie sera maintenue.

ARTICLE 32 - PROVISIONS SUR CHARGES

Le Preneur s'engage à verser au Bailleur une provision sur charges, prestations, dépenses et taxes locatives égale pour la première année à 9427.50€ TTC (neuf mille quatre cent vingt sept euros et cinquante cents TTC).

Cette provision sera réglée par quart, trimestriellement et d'avance, en même temps que le loyer. Une régularisation annuelle sera effectuée,

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le Preneur s'engageant à compléter en tant que de besoin les versements déjà effectués.

Pour les années ultérieures, le montant trimestriel de la provision sur charges sera réajusté en fonction du budget prévisionnel.

ARTICLE 33 – ETAT DES RISQUES NATURELS ET TECHNOLOGIQUES ET DIAGNOSTIC DE PERFORMANCE ENERGETIQUE

Conformément aux dispositions de l'article L 125-5 du Code de l'Environnement, est annexé aux présentes un état des risques naturels et technologiques. **(ANNEXE 2)**

En outre, le Bailleur a remis au Preneur le diagnostic de performance énergétique **(ANNEXE 3)**

Le Preneur déclare en avoir parfaitement connaissance pour avoir reçu cet état préalablement à la signature des présentes.

ARTICLE 34 – MODIFICATIONS DU BAIL

12.2 - Respect des règlements de l'immeuble

L'immeuble n'étant pas en copropriété, il n'existe pas au jour de la signature du bail de règlement de copropriété, de règlement intérieur ou de cahier des charges.
Toutefois, dans l'éventualité de la mise en place d'un tel document servant à régir le fonctionnement de l'immeuble, le Preneur s'engage à s'y conformer

Article 13 – TRAVAUX

13.1 - Travaux à l'initiative du Preneur

Il est ajouté à l'article 13.1, l'alinéa suivant :

Le Bailleur autorise le Preneur à effectuer des travaux d'aménagement dans les locaux loués sous réserve que le Preneur transmette au préalable au Bailleur son projet d'aménagement dûment validé par un organisme agréé. Il est ici précisé que le plan d'aménagement du Preneur devra respecter les contraintes de désenfumage. Le Preneur s'engage également à communiquer au Bailleur toutes modifications apportées au local (installations électriques, informatiques, cloisonnement...) et à lui transmettre tous les plans concernant ces installations, schémas, codes (à son départ uniquement), mode d'emploi (alarme, climatisation...), nom des fabricants ou fournisseurs...

13.4 – Travaux dus par le Preneur

13.4.1 – Dispositions générales

D'un commun accord entre les parties, le Bailleur prend à sa charge les réparations prévues à l'article 606, alinéas 1 et 2 du Code Civil.

ARTICLE 35 - ***FRAIS***

Aucun frais, droits et honoraires de rédaction ne sera facturé au Preneur.

Fait à Paris Paris le 30/01/2014
En deux exemplaires.

LE PRENEUR	*LE BAILLEUR*
SINORAMA VOYAGES SARL 121 AVE DES CHAMPS ELYSÉES 75008 PARIS FRANCE 539 882 512 R C S PARIS IM075120087	CAISSE AUTONOME DE RETRAITE DES MEDECINS DE FRANCE 46, rue St-Ferdinand 75841 PARIS Cedex 17

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Mise à jour

Statuts

De la société Sinorama voyages à responsabilité limitée(sarl)

Au capital de 300,000€

23-25 Rue Berri 75008 Paris

PV du 01/02/2014

certifié conforme à
l'original
Le Gérant

Le 01/02/2014

COMMERCIAL LEASE

BETWEEN THE UNDERSIGNED

The « Caisse autonome de retraite des médecins de France » shortly CARMF, Social security management and administration which has its headquarters in Paris (75017) Rue Saint Ferdinand, SIREN NUMBER 775 691 215.

Said security was instituted by 19th July 1948 decree taken under the 17th January 1948 and whose statutes were approved by ministerial decree, modified then by the labor Minister and Social Security of the 29th October 1948.

Represented by Madame Marie AYMARD-LEFAURE, duly authorized for these purposes.

Hereinafter referred to as “the lessor”

FIRSTLY

AND

The SINORAMA VOYAGES LTD, limited liability Company, registered with the register of trade and companies of Paris under number 539 982 512 whose registered office is 121 Avenue des Champs Elysées, Paris 75008, represented by Sir Zhao.

Hereinafter referred to as “the lessee”

ON THE OTHER HAND

IT HAS ALDREADY BEEN SET OUT THE FOLLOWING

IT WAS EXPOSED AND AGREED AS FOLLOWS

The present deed shall be divided into two parts which form an indivisible whole

First part: GENERAL CONDITIONS

Second part: SPECIAL CONDITONS

It being specified that in the event of any inconsistency hereunder between the two parties, the special conditions shall prevail over the general conditions.

GENERAL CONDITIONS

Hereby, the lesser give the lessee lease to rent for commercial purposes, provided that the lessee fulfils the conditions as Fulfills the conditions, as resulted from the provisions of Articles L.145-1 et seq and D145-1 et seqof the Commercial Code and the residual provisions not repealed and not codified in Decree No. 53-960 of 30thSeptember 1953, as well as of the subsequent texts, the rights and property hereinafter.

In addition to the stipulated conditions, the lessee undertakes to comply with all the obligations and formalities laid down by the laws and regulations, as well as the stipulations of the by-laws applicable to the building (Regulation of co-ownership, rules of procedure, specifications applicable to the real estate complex, etc.), which by express agreement, shall be considered as an integral part of the These general conditions and subject to the same penalties.

It is further stated that the recall or endorsement in the text of this lease of articles of law or regulations governing the status of commercial leases cannot be regarded as recognition by the lessor of the applicability of the said status to this lease and that the lessee will be able to avail himself of that status only if he fulfills all the conditions

CHAPTER 1 DESCRIPTION DESTINATION TIME

ARTICLE 1- DESIGNATION

The premises are designated under the special conditions. The lessee hereby declares that he knows perfectly the premises rented for having visited or previously occupied them, accept them in the state in which they are and as they extend and behave, and is willing to deal with the eventual compliance of the premises and their adaptation to its activity, the lessor guaranteeing only their general commercial use.

The lessee accepts the premises subject to this lease in the condition in which they are at the time of entry into use.

No error in the designation, consistency or size of the leased premises shall justify an increase or decrease in rent or an indemnity on either side.

The lessee may not require any lessor, repair, repair or repair work of any nature whatsoever, nor any upgrading to the standards even for the exercise of his activity, nor any reduction of rent or indemnity whether on entry into the premises or in the course of a lease or its extensions, renewals or renewals.

As well, the lessee shall not be entitled to make any claim as a result of constructions or improvements of any kind which may subsequently modify the views and the environment of the rented premises.

ARTICLE 2 INVENTORY OF ENTRY

An inventory will be drawn up by the parties at the entrance of the lessee. It may be carried out by a bailif one of the parties wishesso. In all cases it will be carried out at the expense of the lessee. The same applies in the case of a pre-inventory of the places of entry.

If, for any reason whatsoever, the inventory was not drawn up and, in particular, if the lessee was in default, the premises shall be deemed to have been leased in perfect condition for maintenance and repair of any kind.

ARTICLE 3 DESTINATION – INDIVISIBILITY

The lessee shall use the premises herein for the exclusive use specified hereafter under special conditions, peacefully and in accordance with articles 1728 and 1729 of the Civil Code.

3.1 Maintenance of the contractual destination

Throughout the term of the lease, the lessee shall retain the agreed contractual destination to the leased premises to the exclusion of any other of whatsoever nature.

It shall keep the said premises in a permanent and effective normal operating condition according to the agreed destination.

The lessee refrains from making in the office premises all acts of industrial or artisan production or wholesale or retail sale, as well as any auction.

In premises for industrial use (activities, warehouse), the lessee has the right to carry out any industrial or artisanal production and is prohibited from making any wholesale or retail sale or any auction.

3.2 INDIVISIBILITY

The parties expressly agree that the leased premises shall constitute a single and indivisible whole.

ARTICLE 4 TIME

This lease is granted and accepted for a period specified in Article 28 of the Special Conditions.

Unless otherwise specified in the Special Conditions, the lessee may terminate this lease at the expiry of each three-year period, with the latter being obliged to grant leave to the lessor by extrajudicial document at least six months in advance.

The lessor will have the same option in the cases in the articles L145-18, L145-21 and L 145-24 of the Commercial Code.

CHAPTER II – RENT, CHARGES AND ACCESSORIES

ARTICLE 5 INITIAL RENT

The present lease is granted and accepted for an annual principal rent excluding charges and excluding taxes fixed in the special conditions.

To the rent shall be added the tax or contribution on the rental income at the rate in force and any other fee or tax which is substituted or added to them in addition to the taxes and taxes defined hereinafter, so that the rent remains net and free of All taxes, duties, taxes, charges and expenses for the lessor.

ARTICLE 6 RENT INDEXATION

As of right, the rent will increase annually on the effective date of the lease in proportion to changes in the national cost of construction index published by the National Institute of Statistics and economic studies, base 100 in the fourth quarter of 1953.

For the first year, the index set out in Article 30 of the Special Conditions will be compared with the index for the same quarter of the following year.

For subsequent years, the index used in the previous revaluation and the index used for the same quarter of the following year will be compared.

If the index chosen for annual indexation ceases to be published, such indexation would be made on the basis either of the legal replacement index or a new index chosen by mutual agreement between the parties. In the absence of agreement, the parties undertake to rely on the decision of the judicial expert appointed by order of the President of the High Court of Paris on the request of the most diligent and expeditious party Shared. This conventional indexation of rent is an essential and decisive condition of this lease, without which it would not have been granted. In addition, the legal revision currently provided for by Article l145-38 of the Commercial Code remains applicable.

ARTICLE 7- RENEWAL RENT

In the event of renewal of this lease, the rent for the new lease shall, in the absence of an amicable agreement, be fixed at the market value of the premises rented on the effective date of the renewal calculated in relation to the price of new rent and taking into account any adjustments and improvements made by the lessee to the leased premises, all by express agreement, notwithstanding Articles L. 145-33 and L. 145-34 of the Commercial Code and Article 23 et seq. Decree of 30 September 1953.

In the absence of agreement between the parties on the amount of the new rent, the parties undertake to rely without any recourse on the opinion of an expert appointed by the President of the Tribunal At the request of the most diligent of them, which shall be delivered within three months of its submission, and the costs and fees of which shall be divided equally between the parties.

ARTICLE 8 – RENT CHARGES AND ACCESSORIES

The apportionment of the charges defined in this article shall be made on a pro rata basis either on the rented area or on the co-ownership rates. If the Lessee is part of a condominium lot, the proportionate share of the leased premises will be determined on a pro-rata basis, based on the percentage of occupants, including units and common areas.

8.1 – Charges

The Lease being considered as net of all charges for the Lessor, the Lessee shall reimburse the Lessor, in addition to the rent, the proportionate share of the expenses relating to the Building and / or the Property Complex, and in particular:

- The cost of cleaning, maintenance and maintenance, the cost of maintaining, repairing and renewing the small equipment and tools necessary for the management and operation,

- The cost of acquiring and renewing plant decoration or small furniture, as well as the costs of maintenance of interior and exterior green areas, maintenance, maintenance, inspection, repair and / or replacement costs lifting appliances,

- All technical installations of air conditioning, heating, renewal of air, electricity (including emergency or secure), access control, centralized technical management, etc. And more generally of all equipment,

- In general, repairs of any kind falling within the scope of Article 605 of the Civil Code, including repairs, even if it results from prescriptions of the administration and those due to obsolete, the lessee renouncing the benefit of the Article 1755 of the Civil Code,

- All works of safety and / or compliance with any regulations and / or legislation of any kind whatsoever, present or future, in particular with regard to safety, hygiene, working conditions, energy and environmental performance, in particular those prescribed by the competent authorities,

- Costs for the disposal and sorting of common waste,

- Expenditure, including social security and ancillary costs, on staff, including guarding, cleaning, Safety or maintenance of facilities or costs incurred by the use of companies outside these various titles,

- All general service operating expenses, reception,

- Mail, telephone, decoration and management expenses of the common parts,

- The costs of consumption of lighting, water, heating, air conditioning, ventilation of the common parts, and more generally any consumption of fluids, All costs related to the maintenance and consumption of power generation equipment, as well as all expenses related to environmental management and energy savings,

- Maintenance and maintenance costs related to the maintenance of sanitary quality Insurance premiums referred to in Article 13 below and any premiums paid for premises,

- Management fees for the agents of the lessor or Property Administrator responsible for rental management and In the event that the management is entrusted to one or more separate entities, such as syndic, AFUL, ASL or any other Organization, as well as the management fees of that organization.

Moreover, in the event that the Lessee regularly uses the Premises with a significantly wider amplitude or different from the opening hours of the Building and / or the Real Estate Complex, the Lessor would be entitled to increase the Share of the Lessee's expenses, in order to take account of the additional costs incurred by this particular use and not to penalize other tenants.

8.2 - Contribution, Taxes and Taxes

The tenant shall pay his personal contributions, professional taxes, rental and other taxes of all kinds relating to his business and to which the tenants are or may be subject, so that the lessor is never sought in this respect.

It shall also refund to the Landlord the property tax, the municipal waste collection tax, the sweeping fee, the annual tax on offices, commercial and storage premises in the island of France and any new contributions, municipal taxes or other.

As such, the Lessor will make a call for quarterly provisions plus VAT at the prevailing rate to be paid by the Lessee in respect of the property tax and the tax for the collection of household refuse.

More generally, the Lessee shall reimburse to the Lessor all the taxes and taxes relating to the immovable, present or future, all so that the rent received by the Lessor is net of all tax charges.

ARTICLE 9 - TERMS OF RULES

The Lessee agrees to pay to the Landlord or his agent the rent and charges, taxes and accessories in four terms of payment and advance on January 1, April 1, July 1 and October 1 of each year.

The charges and accessories will be invoiced in the form of a call for quarterly provisions and will give rise to an annual regularization plus VAT at the rate in force.

In order to facilitate the collection by the lessor or his agent of the rents and any sums owed by the lessee under this lease, the lessee will proceed to a transfer to the account of the lessor, whose bank account has been given to him at the time of signature.

ARTICLE 10 - DEPOSIT OF WARRANTY

It is hereby signed, an amount representing one quarter of the annual rent including all taxes, as security for the performance of all the charges and conditions of the lease by the Lessee. This sum will be reimbursed to the Lessee upon termination of the lease, subject to what is stipulated hereafter as well as to Article 18 of the General Conditions, after deduction of any sums which may be owed by the latter in any capacity Either as compensation. The Lessor shall reimburse the Lessee the following provisional balance of account balance, net of any additional provisions for charges, taxes and taxes not yet agreed. The Lessor shall establish a final account balance on the basis of actual expenditures. In the event of termination of this lease as a result of non-fulfillment of its conditions for a cause attributable to the Lessee, the security deposit will be forfeited to the Lessor by way of damages without prejudice to any other lease payments due or to be due, And all other sums due by the Lessee. In the case of a revision or variation in the price of the rent, this deposit will be readjusted proportionally to the new rent in order to keep it at one quarter of the annual rent inclusive of all taxes.

During the course of the lease, the Lessor shall have the right to withdraw without formality from the security deposit the amount of rents due and any sums due in any way whatsoever. By way of derogation from Article 1253 of the Civil Code and notwithstanding any charge to the contrary by the lessee, it may set aside the penalties, interest and costs relating to the unpaid amounts, and then the oldest arrears of charges, taxes And accessories first, then rents, due by the Lessee. In any case, the Lessee shall be obliged to supplement or reconstitute on demand, and within fifteen days at the latest, the security deposit to keep it always equal to three months' rent inclusive of all taxes.

As the compensation is, where necessary, expressly agreed, the Lessor will thus exercise all the prerogatives attached to it in accordance with articles 2333 et seq. Of the Civil Code.

By way of derogation from the provisions of Article 2341 (1) of the Civil Code, the Lessor shall not be required to individualize the security deposit. Finally, contrary to the provisions of article 2345 of the Civil Code, the security deposit shall not bear interest that may be deducted from the sums due by the Lessee to the Lessor.

ARTICLE 11 - DELAYS OF PAYMENT

In the event of non-payment of any amount owing by the lessee under this lease, the Lessee shall automatically be liable to the Landlord for a flat-rate supplement of 10% of the sums due, increased by one Interest calculated at the monthly money market rate of 3 points (T4M + 3), any month begun being due.

In addition, any costs of orders or summonses incurred by the Lessor to compel the Lessee to perform its obligations shall be borne by the Lessee.

CHAPTER III - OTHER CLAUSES AND CONDITIONS

ARTICLE 12 - GENERAL CONDITIONS OF ENJOYMENT

12.1 - Accommodation of premises

The Lessee agrees to keep the rented premises constantly furnished throughout the duration of the lease with furniture and equipment in sufficient quality and value to meet the payment of the rents, charges and accessories and the fulfillment of the conditions and expenses of this lease. The Landlord reserves the right to check on the spot.

In the event of loss, the sums due to the Lessee by the Insurance Company (s) will constitute the Lessor's guarantee in place of the equipment and objects and effects until they are replaced. To this end, the present guarantees the lessor of all insurance indemnities to the amount of the sums due to him, all powers being given to the bearer of the original of the present ones to make indicate the transport to which will need.

12.2 - Compliance with building regulations

The Lessee shall respect the charges and conditions of the by-laws and / or co-ownership regulations, the by-law, the specifications or any document governing the property complex, as well as those imposed by the co-owners syndicate or any other body created possibly between owners and / or occupants of the immovable and / or neighboring buildings if they exist. It will comply with any modifications that the Lessor may have to make in the future.

The Lessee declares to have read and accepted the regulations applicable to the building, in particular those concerning his conditions of access (hours, closing days ...).

The Lessee will not be able to deposit anything or leave in the common areas of the building which must always remain free of access. The Tenant shall refrain from introducing into the leased premises any combustible, explosive or dangerous material for the safety of the building, to use the gas in any form whatsoever. The Lessor does not guarantee the temperature of the premises served by the heating and / or air conditioning system (s) that may exist in the rented premises. The Lessee shall not make any claim on this account. The same applies in the case of temporary abolition or reduction of collective services such as water, electricity, telephone, heating etc ... as a result of maintenance, repair, replacement, lack of supply or break, Breakdown, strikes or any other cause whatever the duration. If there is an inter-company restaurant within the property complex on which the rented premises depend, the lessee must adhere to it and pay the required contribution at the right time.

12.3- Signs, antennas and parabolas

The Lessee may not place any sign, plaque, logos, stickers, antenna or parabola, blinds, shutters or reflective films, light signaling and, in general, any installation modifying the exterior appearance of the building in the private and common areas Without the prior written consent of the Lessor or the co-ownership.

In the event that the Lessee fails to comply with this condition, the Lessor shall be entitled to demand, at the expense of the Lessee, that the condition be repaired or that the work be carried out by an undertaking authorized by the Lessee.

The Lessee shall in any case be bound at the end of the lease to proceed with the removal and the restoration to the previous state. In addition, the Lessee will deal personally with the necessary authorizations the taxes that may be due and the necessary assurances of this fact, so that the Landlord is never concerned or sought in this respect.He will have to maintain these facilities in good condition, and he will be solely responsible for the accidents that their existence could cause.

12.4 - Neighborhood Disorders

The Lessee shall take all necessary precautions to ensure that the carrying on of its business and activities does not adversely affect the maintenance, tranquility, appearance and good condition of the building and assumes responsibility. He refrains from having in the rented premises a noisy, dangerous, or inconvenient apparatus, and having an animal, even a domestic animal, which may be injurious or disagreeable to neighbors. No malodorous emanations shall come from its premises. In the event of the use of instruments or apparatus capable of producing disturbances in the reception of waves in neighbors, the Lessee shall promptly remedy the problem so that the Landlord cannot be prejudiced in this respect.

12.5 - Parking and Traffic Areas

The Lessee may not make any modification to the parking spaces except to affix a signage after agreement of the Lessor. It will use its sites to park vehicles to the exclusion of any other use (repair, washing, deposit of objects ...), and must permanently maintain them in perfect state of safety and cleanliness. In no event shall the Lessor be liable in any way for any theft, damage or accident to which the Lessee may be victim, directly or indirectly, in respect of vehicles (and their contents) which may belong to him or which may belong to his staff or to its clientele, as appropriate. The Lessee hereby declares to waive and oblige its insurer to waive all recourse against the Lessor.

13 - WORKS

13.1 - Work at the initiative of the policyholder

Before entering the premises as during the course of the lease, the Lessee may not carry out work in the leased premises which may change the destination of the building or impair its strength. In the same way, it cannot make the floors bear a load greater than their resistance under penalty of being responsible for any disorders or accidents. There shall be no piercing of walls or floors, pavement or hard flooring, no demolition, no change of distribution, no machinery installation, irrespective of the source of energy, without the express, prior and written consent of the Lessor. If the authorization is given, the works shall be carried out at the sole expense and risk of the Lessee in accordance with the standards in force and under the supervision of an Architect or Design Office designated by the Lessor and whose fees shall be borne by the Lessee.

Before any intervention by companies in the leased premises, the Lessee is obliged to respect and ensure compliance by the operators of all regulations, in particular as regards asbestos. The Lessee will make its personal and exclusive business of any claims likely to result from it and guarantee the Lessor of all possible appeals or claims.

13.2 - Works on the initiative of the Lessor

The Lessee shall suffer any modification, reconstruction, elevation, expansion, improvement and other work that the Lessor may deem necessary to have it executed during the lease on the immovable or in the leased premises even if they become temporarily inaccessible, Without being entitled to any compensation or reduction of rent, whatever their nature and duration, even if the latter had to exceed forty days.

The Lessee shall facilitate any access that would be required for the search and repair of leaks or disorders in the structural work. He shall bear the expenses incurred by such access, which would affect his own installations and in particular the fitting and resting of the formwork.

13.3 - Works on the initiative of third parties

The Lessee shall bear without compensation from the Landlord all works which would be carried out in the immovable or on the public road, even if it would create a discomfort for its operation even if the latter had to exceed forty days.

13.4 - Work due by the Lessee

13.4.1 - General provisions

The Tenant will enjoy the leased premises in good stead and will maintain them permanently and their equipment and facilities in perfect condition. He will also carry out, at his own expense, throughout the duration of this lease, all repairs, repairs, replacements, Including those falling within the scope of Article 606 of the Civil Code, or brought up to standards of whatever nature or importance, which would be necessary or useful, as and when they are, without exception or Reserves, including those due to age, major case or imposed by the administration, by laws or regulations.

The Lessee expressly waives all guarantee and indemnification by the lessor as a result of defects or defects of any kind, even due to obsolete or force majeure, affect directly or indirectly, the leased premises or the immovable in which it is located.

In particular, it must: - maintain and replace, if necessary, all specific equipment (air conditioning, ventilation, electrical installations, telephone, etc.) in accordance with the standards in force and make them in perfect working order; At its own expense, any meter replacement and any change in connection or installation that may be required by any dealer or distributing company,

- Maintain and replace if necessary the closures, shutters, closing curtains and make them in perfect state of cleanliness, maintenance and operation.

- Maintain and replace if necessary floor coverings and remedy the appearance of spots, burns, tears or any degradation in general.

- Maintenance of paints and wall coverings or partitions by repairing them whenever necessary.

- Maintain or assume the renovation itself if the building is rented to him in full, or if he leases only one part to reimburse the lessor his share of the maintenance or repair of the facades of the building 'building.

It shall also reimburse the Lessor for the cost of any work of any nature or importance, including renovation or replacement, which would be carried out in the common areas of the building or building complex or Made by the Lessor at the place and place of the Taker to compensate for the deficiency of this one.

The Lessee will be liable for any damage arising as a result of abuse of use either by its act or by a third party. He shall under no circumstances do anything or let anything that may damage the premises and he shall immediately notify the Lessor of any deterioration or deterioration that may occur in the rented premises.

13.4.2 - Works prescribed by the Administration, laws or regulations

The Tenant will do his / her personal business for the duration of the lease of the conformity of the premises and their permanent maintenance in compliance with all the existing and future applicable administrative and police regulations, both in the premises and in the activity which Shall be exercised therein, and in particular the regulations governing establishments receiving the public and / or the Buildings of Great Height applicable to it.

It will also undertake to obtain the authorizations prescribed by the texts in force and to come for the exercise of its activity in the rented premises.

It will comply with all recommendations and injunctions issued by the Labor Inspectorate, the Hygiene and Safety Commissions and more generally of all the Services Administrators concerned so that the Landlord cannot be concerned or even sought on this subject.

It is also agreed that, in the event that the Administration or any authority whatsoever, would at any time require a modification of the premises subject to this lease as a result of the activity of the Lessee, It is also agreed that, in the event that the Administration or any authority whatsoever, would at any time require a modification of the premises subject to this lease as a result of the activity of the Lessee, and even if this requirement is constitutive In case of force majeure, all the costs and consequences of these modifications, adjustments and adaptations will be fully borne by the Lessee who is obligated to do so. This work must be carried out within the prescribed time limits in such a way that the liability of the Lessor cannot be sought in any capacity whatsoever. Such work, whatever its nature, shall, upon termination, be carried out in accordance with the provisions of Article 13 hereof. In case of expropriation for public utility as well as in case of amicable settlement in the context of a project of general interest, the Lessee cannot claim anything from the Landlord, all his rights being reserved against the expropriating party or the transferee. This work should be completed within the time prescribed so that the responsibility of the landlord can be sought in any capacity whatsoever.

This work whatever kind shall, on pain of termination, be executed in accordance with Article 13 hereof.

In case of eminent domain or in case of amicable transfer regularized as part of a project influence of general interest, the Lessee may not claim anything to the Lessor, all rights are reserved against the expropriating party or the transferee.

13.4.3 –Failure by the lessee of the work to its charge

The work done or caused by the Lessee shall be subject to the Landlord's control or its representative.

A failure to execute any work incumbent on the Lessee, and after formal notice remains unsuccessful over a month, the landlord will replace it and to realize by all companies of his choice at the exclusive expense of the Lessee, without prejudice however good seems to the Lessor of the application of the termination clause stipulated below, and all costs resulting from the damage caused by failure to observe the provisions of this clause and those incurred in the proceedings.

13.5 - Maintenance and Maintenance Contracts

To ensure regular maintenance, safety and durability of the building, the Lessee shall, at the option of the Lessor or subscribe and renew all maintenance contracts and maintenance of the rented premises and their installations and facilities and provide a copy to the Lessor within one month of its entry into enjoyment and every year, pay to Lessor the cost of the contracts that it would subscribe himself.

It will be checked annually and at its expense, the functioning and the conformity the regulatory standards for equipping all local facilities, by a body approved by the Plenary Assembly of Insurance Companies against fire.

It will meet the requirements contained in these reports and solve all compliance work needed.

Without subscription contracts listed above on time, the Lessor may, in the manner stipulated above, enter into itself such contracts with companies of choice and demand repayment of their cost to the Lessee.

13.6 - Asbestos

The Lessee acknowledges having received prior to date the technical file asbestos established at the initiative of the Lessor under the laws and regulations in force at the date of conclusion of this lease.

In case he would seize the Lessor an application for authorization to work and where the latter would give him the Lessee shall carry out its work, including those relating to the possible presence of asbestos and, if appropriate, that 'to his confinement or withdrawal, in his capacity as prime contractor under its responsibility and at its sole expense. In such a case, it will be up to him to ensure strict compliance with all legal and regulatory requirements in force, so that the Lessor is never worried nor sought.

In the event that would prove the need for work to withdraw or appropriate containment of asbestos in the building or the leased premises, the Lessee renounces to the landlord in any application, including indemnity, and that in any form whatsoever (including to resolution or termination of the lease, rent reduction, compensation or other ... ..) and regardless of the duration of such works and their impact to the Lessee.

ARTICLE 13.7 - Accession

All work, embellishments, upgrades, installations and other constructions made by the Lessee there, including those that might be imposed by laws and regulations, will become at the end of this lease, the property of the landlord without compensation and without prejudice right reserved to the Lessor to demand from the Lessee at its expense the discount in the initial state of the premises for the work that would have been authorized or not by him.

The Tenant agrees not to remove or dismantle the facilities, installations or improvements authorized or not by the landlord without the consent of the latter.

ARTICLE 13.8 - Repayment of local

A month before the end of the lease the Lessee shall inform the Lessor by registered mail with return receipt to the date of his move and communicate his new address.

Before any removal, even partial, of furniture and equipment, the Lessee shall have paid all the rent and terms of accessories and justified presentation of acknowledgments of payment of contributions to his office, as the years passed and the year in progress.

§ 1 - Pre-inventory - The situation today

The Lessee shall, not later than the day of the expiry of the lease, return the rented premises in perfect condition.

The Lessor may proceed with the establishment of a pre-inventory the expense of the Lessee.

In all cases, there will be at the expense of the Lessee, in a contradictory output places at the request of the landlord, will be performed by a bailiff.

This inventory, the date will be determined by agreement between the parties will be held no later than the day the lease expires.

§ 2 - Output Works

If, given the state of fixtures, work charged to the Lessee prove necessary, it shall, within fifteen days of the notification made by the Lessor quotes or cost estimates prepared him at the option of the latter by its own technical services or by all providers of their choice to agree or make its detailed and justified on such estimates or cost estimates observations.

If silence or unjustified protest the Lessee before the expiry of this deadline, estimates or cost estimates presented by the landlord can no longer be challenged by the Lessee and will be deemed accepted by him.

The Lessee will be required to pay the lessor without delay liquidated damages in the amount of restoration work.

This allowance will be granted to the lessor without it being required to carry out the work for any reason whatsoever.

Furthermore, if these works require immobilization of the building beyond the term of the lease, the Lessee shall bear the Landlord and solve the compensation provided for in Article 18 hereinafter.

ARTICLE 14 - LOCAL TOUR

§1 - visit during the course of the lease

The Lessee will leave the Lessor, his representative, architect or Technical Design Office and all other contractors and workers to enter the rented premises and visit them to see their condition, whenever it is deemed useful.

It will also let all work deemed useful by allowing workers who have to carry out this work to enter the rented premises.

§ 2 - Visit during the notice period

The Lessee shall leave to visit the premises by the landlord, his representative or prospective tenants in the event of termination of the lease during the notice period.

If necessary, he will suffer the affixing of signs and posters intended to enable the search for a new tenant at locations suitable to the Lessor.

§ 3 Tour in case of sale of the building or leased premises

The Lessee shall leave at any time to visit the premises by the landlord, his representative, technicians or prospective investors in case of sale of the building or leased premises. If necessary, the landlord may apply to any place of his choice, signs, posters, announcements etc. ... or intended to enable the search of the buyer.

ARTICLE 15 - RISK INSURANCE AND REMEDIES

15.1 - Insurance Lessor

The Lessor will ensure the financial consequences of the liability it may incur as owner.

The Lessor will ensure its property and all the amenities and immovable nature of facilities, including the premises are equipped with the lease takes effect and in particular against the risk of fire, explosion, storm and water damage.

Furthermore, the Lessee shall reimburse Lessor all insurance premiums contracted by the Lessor. As such, the Lessee agrees to notify the landlord by registered letter of any cause of aggravating risks arising from the development of its local or activity and any changes that will be subsequently made therein, and to support the additional premiums that could result to the Lessor.

If the activity carried out by the Lessee led either to the owner or to the neighbors or roommates, insurance premiums, the Lessee should pay those concerned the amount of those premiums.

15.2 - Insurance Lessee

Lessee guarantee to the manifestly solvent Insurance companies, the financial consequences of civil liability he may incur due to its activities, including with respect to neighbors and third parties in general.

It will guarantee to a manifestly solvent Insurance companies, its own assets and facilities that carry out, against all insurable risks, particularly against the risk of fire, explosion and water damage.

It will subscribe a guarantee operating loss and broken glass from taking possession of the leased premises.

It shall maintain and renew such insurance , regularly pay the premiums and contributions and justify the lessor to any request on his part and in any case on each anniversary date of the lease and for the first time, at the signing hereof.

15.3 - Waiver of action

The Lessee and his insurers waive any recourse against the Lessor and his insurers because of the destruction or total or partial damage of all equipment, furnishings, any values and goods due to deprivation or disorder enjoyment of the leased premises and even in case of total or partial loss of the business, including intangible elements attached to that fund.

The Tenant undertakes to denounce this clause to its insurers.

The Lessor and his insurers waive all recourse in return they would be entitled to exercise against the Lessee and his insurer’saccidental loss covered by the policies taken.

15.4 - Destruction of rented premises

Notwithstanding sections 1722 and 1741 of the Civil Code, it is agreed as follows.

In case of total destruction of the premises, or any other event affecting the leased premises or even another part of the building and necessitating the total evacuation and whatever the duration, the lease will be terminated automatically on demand the lessor or lessee, without compensation to either side.

In case of partial destruction or any other event affecting the leased premises or even another part of the building and necessitating the temporary evacuation of the building or of all or part of the leased premises and whatever the duration, lessor shall have the sole right to choose between continuing the lease or its part without termination indemnity sides.

The foregoing provisions shall apply regardless of the root cause of the destruction or disposal.

ARTICLE 16 – ASSIGNMENT

Any sale or contribution of this lease is prohibited except in full to the acquirer of the business of the lessee or the beneficiary of a contribution or merger transaction, and subject to the notification provided in Article 1690 of the civil Code.

Any sale or contribution of this lease granted (e) in violation of the preceding paragraph, without obtaining the prior permission of the landlord who will be called to assist in the act result in the termination of this lease right .

In addition, the transferor Policyholder or provider of lease rights will be co-debtor and guarantor jointly with its assignee or assignees and all successive beneficiaries of the payment of rent and accessories, and more generally the enforcement of terms and conditions of the lease.

Similarly, any transferee or beneficiary of lease shall automatically guarantee law and co-debtor jointly and severally with the transferor or the contributor of payment of any amount due to the Landlord under this Lease on the implementation of all the clauses and conditions thereof.

The foregoing provisions apply on all cases of transfer of right to lease any form whatsoever including in case of contribution to a company and must imperatively be reproduced in the deed of transfer, contribution or merger.

In all cases, the sale or supply to be concluded by deed and the Lessee shall provide the Lessor at no cost to the latter, an enforceable copy of the deed of transfer, contribution or merger, in the month of signing, to serve as enforceable, as against the transferee or beneficiary against the transferor or provider.

ARTICLE 17 - SUB-LOCATION, LOCATION GERANCE, DOMICILIATION

The Lessee will not give his rent commercial property management or a substitute, host or third domicile in the rented premises, even for free.

Total or partial subletting is prohibited.

ARTICLE 18 - OCCUPATION OR IMMOBILIZATION OF PREMISES AFTER TERMINATION OF LEASE

If, after cessation or termination of the lease, the premises would not be returned to the landlord in the due date, free of occupation and clutter, the daily occupancy compensation payable by the Tenant or his beneficiaries up 'restitution, will be equal to the last daily principal rent increased by 50% and increased loads and accessories due under this lease and VAT at the prevailing rate.

This allowance will remain due to the Lessor after the departure of the Lessee during the time required to restore the site to state under this lease if the lessee is not the process itself before his departure.

Moreover, in such cases, the deposit will remain acquired the title to Lessor irreducible lump sum and legal costs will be borne by the Lessee. All without prejudice to any other damages.

ARTICLE 19 - LEGAL CHANGES

The quality of the parties involved is a key condition of the lease, the Lessee agrees to notify the landlord in any significant legal changes promptly, including statutory changes (changing the name, legal form and registered office) or setting implementation of collective proceedings against him.

When co-takers by the effect of this lease or death of the Lessee, the obligation of the co-holders or heirs shall be deemed indivisible and united as to the payment of rents and accessories for the enforcement of clauses and conditions of this lease.

The heirs will support further and on the same terms, the costs of service under Article 877 of the Civil Code.

ARTICLE 20 – ENTRY

If this contract would be the pledge registration or object privilege, the Lessor shall immediately be notified by extrajudicial act by the Lessee, and at the latest within fifteen days of registration.

ARTICLE 21 – CLAUSE

If payment when due of any amount due under this lease, even as a penalty or prosecution costs, or rent arrears due to revision or indexing, or compensation of occupation, or for breach of any provision of the lease, and after an order to pay or perform stayed a month without effect, this lease shall, if good seems to Lessor, terminated automatically without needing to fulfill any formalities.

The judge in summary proceedings shall be competent, if necessary, to order the eviction of the Tenant and the provision condemn the occupation indemnity under section 18 above, the whole subject to the other terms provided for in this lease and any other damages.

In case the Lessee get the judge grace periods for payment of rent arrears, charges or other accessories, it is now agreed that the termination clause will be irrevocably acquired, so good seems to Lessor, not only Failure to comply with a deadline, but in case of nonpayment of rent, common charges and accessories during the course of time so obtained, without it being necessary for the landlord to send him any notice previously, the lessee being warned by the only effect of the signing of this lease.

ARTICLE 22 - RESOLUTARY OR SUSPENSIVE CONDITIONS

If the Special Conditions set out below have one or more conditions precedent or subsequent, they will be governed by the following terms and stipulations.

22.1 - If the conditions precedent, the lease will be effective only subject to and on the date of completion, within the agreed period, the last of them, or express waiver, in the same period, at or part of the conditions by the party in the exclusive interest of which they were laid. Failing to implement all or part of the conditions, unless waived by the receiving party as specified in the preceding paragraph, the lease will be retroactively deemed null and void.

22.2 - In case of conditions subsequent, the lease will be automatically resolved to the deadline in which they were to be fulfilled, and the expulsion of the Lessee may be prosecuted upon appeal to the President of the competent Grande Instance ruling in chambers, without prejudice to any damages.

ARTICLE 23 - THE VAT

The landlord says he opted for liability to VAT granted the lease, which is accepted by the Lessee. This tax will be charged to the Lessee, as well as any other tax that would be substituted or added to it.

ARTICLE 24 – JURISDICTION

For the execution of these and their consequences, the Lessee elects domicile in the rented premises and the landlord in his seat.

ARTICLE 25 – EXPENSES

All costs and fees hereof and those that would result or consequence will be borne by the Lessee that it specifically requires. As such, the Lessee shall be liable for the payment of fees act Writing in the amount specified in Article 32 of the Special Conditions .; they will be charged and payable by the Tenant simultaneously with the first billing of rents and charges.

ARTICLE 26 – DESIGNATION

The leased premises consist of an office-use tray according to the following attached map (Annex 1) as part of a freehold property owned by the Lessor, and parking in the basement as below designated:

Building:23/25 rue de Berri 75008 Paris

ARTICLE 27 – PREMISE’S PURPOSE

Premises are rented exclusively on office use and car parks.

The tenant's profession is travel selling.

ARTICLE 28 – DURATION

The lease is agree for nine years successively and will begin on February 1st 2014 and will end on January 31st 2023.

The tenant will be able to cease the contract at the expiry of each three year's term by giving notice to the leaseholder by bailiff at least 6 months beforehand apart from a case presented in the next article

ARTICLE 29 – INITIAL RENT

Annual rent is fixed at 52,794€ charges excluded and duty free. VTA at 20%. By express agreement between each parts the tenant give up on giving notice at the end of the first three years term. He will be able to give it the end of the sixth.

The rent is payable at The headquarters’ leaseholder or at any place agreed with each other by quarter and beforehand January, April, July, October 1st of each year and the first payment will be done February 1st 2014.

However, the leaseholder agree to give to the tenant an excess of 6 months charges excluded and excluding tax from February 1st 2014 to July 31st 2014. The first rent will be paid at August 1st 2014.

Charges, expenses and taxes of any nature will be due starting at February 1st 2014. The tenant will pay charges, expanses and renting taxes according to the article 32.

ARTICLE 30 – RENTING INDEXATION

Index of reference: index INSEE of the 3rd quarter 2013 being 1612

ARTICLE 31- DEPOSIT

A deposit of an annual's rent quarter taxes excluded being 13,198.50€ will be paid by the tenant at the signature of the contract.

Moreover, a security at first application of 52,794 € by a first class bank having its headquarter located in France, will be paid to the leaseholder.

The amount of the security will rise according to the rent to always reach a one year rent taxes and charges excluded.

This security will be paid to the leaseholder in a period of three weeks from signature's lease at risk of termination of the contract. It must be effective during the length of the lease and beyond 3 months after the tenant's departure.

If, for any reason the security is not effective, it should be immediately replaced by a new one with the same features and the same amount.

At the end of the first quarter, the leaseholder agree to examine the last statement of account's tenant. In case of propitious analysis, the leaseholder will be able to decide whether or not to remove the security. In return, the security is maintain.

ARTICLE 32- CHARGES

The tenant agree to pay charges, services, expanses and renting taxes being for the 1st year: 9,427.50€ all taxes included.

These charges will be paid beforehand by quarter every three months with the rent.

A regularization will be done every year.